Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Citizens & Northern Corporation on Form S-4 of our report dated February 21, 2020, on the financial statements of Covenant Financial, Inc. as of and for the year ended December 31, 2019, and to the reference to us under the heading “Experts” in the prospectus.

Cranberry Township, Pennsylvania
April 7, 2020